Exhibit to 10-KSB (3)(v)


                            BY-LAWS OF
                      TAYCO DEVELOPMENTS, INC.


                  ARTICLE I.  SHAREHOLDERS' MEETING

                           ANNUAL MEETING

     Section 1. An annual meeting of the shareholders shall be held for the election of directors and the transaction of such other business as may properly come before the meeting which may be held within or without the State of New York at any time within six
(6) months after the end of the fiscal year as shall be fixed by the Board of Directors. Written notice of each annual meeting of shareholders stating the time when and the place where it is to be held shall be given, personally or by mail, not less than ten (10) nor more than fifty (50) days before the date of the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice shall be directed to each such shareholder at his address, as it appears on the records of the shareholders of the Corporation, unless he shall previously have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address designated in such request.

     The order of business shall be as follows:

          1.   Roll call
          2.   Proof of notice of meeting or waiver of notice
          3.   Reading of minutes of preceding meeting
          4.   Reports of officers
          5.   Reports of committees
          6.   Election of inspectors of election
          7.   Election of Directors
          8.   Unfinished business
          9.   New business

                         SPECIAL MEETINGS

     Section 2. Special meetings of shareholders may be called at any time by the Board of Directors. The Board of Directors shall also, in like manner, call a special meeting of the shareholders at the written request of the holders of fifty-one percent (51%) of the shares then outstanding and entitled to vote thereat; however, the Board of Directors shall be entitled to verify the accuracy of the supporting documentation calling for said special meeting prior to issuing any written notice of meeting. Written notice of each special meeting of shareholders stating the time when and the place where it is to be held shall be given, personally or by mail, not less than ten (10) nor more than fifty (50) days before the date of the meeting, to each shareholder entitled to vote at such meeting. Notice of a special meeting of shareholders shall also state the purpose or purposes for which the meeting is called, and shall indicate that it is being issued by, or at the direction of, the person or persons calling the meeting. At any such special meeting only such business may be transacted as is specified in the notice of meeting. If mailed, such notice shall be directed to each such shareholders at his address, as it appears on the records of the shareholders of the Corporation, unless he shall have previously filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case, it shall be mailed to the address designated in such request.

                              WAIVER

     Section 3. Notwithstanding any provision of the foregoing Sections, a meeting of the shareholders may be held at any time and at any place within the State of New York, and any action may be taken thereat, if notice and lapse of time be waived in writing by every shareholder having the right to vote at such meeting.

                              QUORUM

     Section 4. The presence, in person or by proxy, of the holders of a majority of the outstanding stock entitled to vote shall be necessary to constitute a quorum for the transaction of business, except at special meetings held for the election of directors, but a lesser number may adjourn to some future time not less than six (6) nor more than twenty (20) days later, and the Secretary shall thereupon mail notice of the adjournment at least three (3) days before the adjourned day to each shareholder entitled to vote who was absent from such meeting.

                      INSPECTORS OF ELECTION

     Section 5. Three inspectors of election shall be elected by a majority of shareholders entitled to vote at the first annual shareholders' meeting and at each subsequent annual meeting, who shall act as inspectors of election at the next succeeding annual meeting and all special meetings held between the meeting at which they are elected and the next annual meeting.

                              VOTING

     Section 6. All voting at shareholders' meetings shall be by ballot, each of which shall state the name of the shareholder voting and the number of shares voted by him, and, if cast by proxy, the name of the proxy.


                    ARTICLE II.     DIRECTORS

                          QUALIFICATIONS

     Section 1. The business of the Corporation shall be managed by its Board of Directors, all of whom shall be of full age and at least one of whom shall be a citizen of the United States and a resident of the State of New York. Directors need not be shareholders of the Corporation.

                        ELECTION AND TERM

     Section 2. The Directors shall be chosen annually at the annual shareholders' meeting by a plurality of the votes at such election, and each of such directors shall serve for a term of one year, or until his successor has been elected.

                              DUTIES

     Section 3. The Directors, acting as a board regularly convened shall manage and conduct the business of the Corporation, and in the transaction of business the act of a majority of a quorum present at a meeting duly assembled shall be the act of the Board. The Directors may adopt rules and regulations for the conduct of their meetings and the management of the business which are not inconsistent with these By-laws or any provision of law.

                      MEETINGS OF THE BOARD

     Section 4. (a) Regular Meetings: A regular meeting of the Directors shall be held immediately following the annual shareholders' meetings and no notice thereof need be given.
               (b) Special Meetings: Special meetings of the Directors may be called by the President at any time. Upon written demand therefore by two Directors, the President or Secretary shall immediately call a special meeting of the Directors. Notice of special meetings stating the time and place of the meeting shall be served not less than one (1) day nor more than ten (10) days prior to said meeting.
                     Notice of a special meeting need not be given to any Director who submits a signed waiver of notice whether before or after a meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.
                     A notice, or waiver of notice, need not
specify the purpose of any special meeting of the Board of Directors.
               (c) Quorum and Voting: A majority of the Board of Directors at a meeting duly assembled shall be necessary to constitute a quorum for the transaction of business. Each director shall be entitled to only one vote.
               (d)  Any one or more members of the Board of
Directors or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar equipment, which allows all persons participating in the meeting to hear each other at the same time. Participation by such persons shall constitute presence in person at such meeting.
               (e) Order of Business: The business of meetings of the Board shall be transacted in such order as the Board shall determine by resolution.

                           COMPENSATION

     Section 5. Each member of the Board of Directors shall be compensated for his attendance at meetings of the Board of Directors, or of any committee thereof, in the manner and to the extent determined from time to time by action of the Board.

               VACANCIES, RESIGNATIONS AND REMOVAL

     Section 6. Directors may resign at any time, such resignation to be effective immediately upon filing a written resignation with the Secretary or Assistant-Secretary.
               Any vacancy which occurs on the Board of Directors by death, resignation, removal or otherwise, shall be filled by a majority of Directors remaining at a special meeting of the Directors to be called for that purpose within thirty (30) days after such vacancy occurs. The Director thus chosen shall serve until the next annual meeting of shareholders, or until his successor shall be elected.
               In the event that the entire Board shall die, resign or otherwise cease to hold office, Directors may be elected to succeed them until the next annual shareholders' meeting, at a special meeting, called by any shareholder of record entitled to vote, in the same manner that the annual shareholders' meeting is called.



                    ARTICLE III.     OFFICERS

                             ELECTION

     Section 1. The Board of Directors, immediately after the annual meeting of the Shareholders, shall elect a President, Vice-President, Secretary and Treasurer. Any two (2) or more offices may be held by the same person, except for the office of President and Secretary. Directors may elect an Assistant Treasurer, a General Manager, and such other officers as the needs of the Corporation may, from time to time require. All officers shall serve for one year or until the next annual election of Directors, subject to the power of the Directors to remove any officer, at pleasure, by majority vote.

                            PRESIDENT

     Section 2. The President shall preside at all meetings of the Board of Directors, and shall act as temporary chairman at, and call to order, all meetings of the shareholders. He shall sign the certificates of stock; sign and execute all contracts in the name of the Corporation (except contracts to which he is individually a party, which contracts shall be signed, in the name of the Corporation, by the Vice-President); and, subject to the approval of the Board of Directors, have general supervision of the affairs of the Corporation.

                          VICE-PRESIDENT

     Section 3. The Vice-President shall, in the absence or incapacity of the President, perform the duties of that officer.

                            SECRETARY

     Section 4. The Secretary shall keep the minutes of the meetings of the Directors and shareholders; shall attend to the serving of notices of meetings of the Directors and shareholders; shall affix the seal to all certificates of stock, and to such other papers as may require it. He shall sign all certificates of stock and have charge of the certificate book, and of such other books and papers as the Board may direct; shall attend to such correspondence as may be assigned to him, and shall perform all the duties incidental to his office.

                            TREASURER

     Section 5. The Treasurer shall have the care and custody of all the funds and securities of the Corporation and shall deposit the same in the name of the Corporation in such bank or banks as the Directors may designate. He shall sign all checks, drafts, notes and orders for the payment of money. He shall at all reasonable hours exhibit his books and accounts to any director upon application at the office of the Corporation during business hours. He shall render a statement of the condition of the finances of the Corporation at each regular meeting of the Board of Directors, and at such other times as shall be required of him and a full financial report at the annual meeting of the Shareholders. He may be required by the Board of Directors to give such bonds as they shall determine for the faithful performance of his duties.

                          OTHER OFFICERS

     Section 6. Other officers shall perform such duties and have such powers as may be assigned to them by the Board of Directors.

                  ARTICLE IV.     CAPITAL STOCK

                             PAYMENTS

     Section 1. All payments for stock in the Corporation shall be received by the Treasurer.

                           CERTIFICATES

     Section 2. Certificates of stock shall be bound in a book, shall be numbered and issued in consecutive order, shall be signed by the President or Vice President and the Secretary or Treasurer, under the Corporate Seal, and in the stub of each certificate shall be entered the name of the person owning the shares represented thereby, the number of such shares and the date of issue. All certificates exchanged or returned to the Corporation shall be marked canceled, with the date of cancellation, by the Secretary, and shall be immediately pasted to the stubs in the certificate books from which they were detached when issued.

                            TRANSFERS

     Section 3. Transfers of shares shall be made on the books of the Corporation by the holder in person or by power of attorney duly executed and witnessed and filed with the Secretary of the Corporation and on surrender of the certificate of such shares.

                            DIVIDENDS

     Section 4. Dividends shall be declared by the Board of Directors from surplus profits, whenever in their discretion the condition of the Corporation warrants the same.

     Section 5. The Board of Directors shall have the power to close the stock transfer books of the Corporation for a period of not less than ten (10) nor more than fifty (50) days before any shareholders' meeting, or the last day on which the consent or dissent of shareholders may be effectively expressed for any purpose without a meeting, or the date fixed for the payment of any dividend or the making of any distribution, or for the delivery of evidences of rights or evidences of interests arising out of any change, conversion or exchange of capital stock. Provided, however, that in lieu of closing the stock transfer books as aforesaid the Board of Directors may in its discretion fix a time not less than ten (10) nor more than fifty (50) days before the date of any meeting of shareholders, or the last day on which the consent or dissent of shareholders may be effectively expressed for any purpose without a meeting, or the date fixed for the payment of any dividend or for the delivery of evidences of rights or evidences of interests arising out of any change, conversion or exchange of capital stock, as the time as of which shareholders entitled to notice of and to vote at such meeting or whose consent or dissent is required or may be expressed for any purpose or entitled to receive any such dividend, distribution, rights or interests shall be determined; and all persons who are holders of record of voting stock at such time and no others shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be, and only shareholders of record at the time so fixed shall be entitled to receive such dividend, distributions, rights or interests.


                    ARTICLE V.     AMENDMENTS

     Section 1. The By-laws of the Corporation may be amended, added to, rescinded or repealed at any meeting of the shareholders, provided notice of the proposed change is given in the notice of the meeting. Subject to the power of the shareholders to alter, amend or repeal any By-laws made by the Board of Directors, the Board of Directors at any meeting thereof may make additional By-laws for the Corporation and may from time to time amend, add to, rescind or repeal these By-laws.


                       ARTICLE VI.     SEAL

     The Seal of the Corporation shall be as follows:

          Impression of Seal



                         ARTICLE VII.  INDEMNITY

     Section 1. Any person made a party to any action, suit or proceeding by reason of the fact that he, his testator or intestate, is or was a director, officer or employee of the Corporation or of any corporation which he served as such at the request of the Corporation, shall be indemnified by the Corporation against the reasonable expenses, including attorney's fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceeding, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such officer, director or employee is liable for negligence or misconduct in the performance of his duties.
               The foregoing right of indemnification shall not be deemed exclusive of any other rights to which any officer or director or employee may be entitled apart from the provisions of this section.